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                            SCHEDULE 14A INFORMATION

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            the Securities Exchange Act of 1934 (Amendment No.    )

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                             PUROFLOW INCORPORATED
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----------------------
       PUROFLOW

     INCORPORATED           16559 Saticoy Street, Van Nuys, CA 91406
----------------------                      (818) 756-1388   FAX  (818) 779-3902

         FOR IMMEDIATE RELEASE

                                                                   CONTACT:
                                                               Michael H. Figoff
                                                               President and CEO
                                                           Puroflow Incorporated
                                                                  (818) 756-1388


                   PUROFLOW INCORPORATED ANNOUNCES ADOPTION
                          OF SHAREHOLDER RIGHTS PLAN
                     ANNUAL MEETING TO BE HELD IN AUGUST

VAN NUYS, CA, May 28, 1999 - Puroflow, Inc. (OTC Bulletin Board: PURO) announced today that its Board of Directors has adopted a shareholders rights plan designed to protect shareholders from abusive takeover tactics which may be employed to gain control of the Company at an inadequate price. The Plan seeks to ensure that any attempt to acquire Puroflow would take place in circumstances under which the Board could secure the best available price and structure a transaction which would most benefit all the Company's shareholders.

Under the Plan, each shareholder of record on June 7, 1999 will receive a dividend of one Right for every common share owned until the Rights are redeemed by the Board or until they expire on May 28, 2001. The Rights become exercisable once any shareholder or shareholder group becomes the beneficial owner after May 28, 1999 of 17.5% or more of the Company's common stock or ten days after the announcement of a tender or exchange offer that would result in the same percentage of beneficial ownership. Complete details about the Plan will be filed with the Securities and Exchange Commission on a Form 8-K and a summary will be mailed to all shareholders promptly thereafter.

Michael H. Figoff, President and Chief Executive Officer of Puroflow commented, "Puroflow's shareholder rights plan was adopted primarily to protect stockholders from abusive takeover tactics which could allow corporate raiders, such as Steel Partners, to gain control of the Company through a 'creeping takeover' or other abusive tactics without paying all shareholders a premium for their shares. The Plan will not stop Steel Partners anticipated proxy contest, but it will permit shareholders a better opportunity to decide the future course of their Company."

Steel Partners is a New York City-based hedge fund headed by former risk arbitrageur Warren Lichtenstein. On May 5, 1999, Steel Partners announced that it intended to

                                   - more -

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Puroflow Incorporated
May 28, 1999
Page 2

nominate candidates for election to the Board at this year's annual meeting in opposition to management's nominees.

"Steel Partners," Mr. Figoff continued, "has a record as a dissident shareholder and corporate raider. We have instructed our counsel to explore whether Steel Partners has complied with all applicable Federal Securities laws in its attempts to gain control of Puroflow. Our understanding is that Steel Partners has been sued in the past for violations of Federal securities laws in at least two of its prior raids on public companies."

Puroflow also stated that it has decided to hold its annual meeting in August this year and intends to announce the record and meeting days within the next 30 days.

Mr. Figoff commented, "By holding the annual meeting in August and adopting our Rights Plan, the Company will have an opportunity to explore strategic alternatives to enhance share value and will provide shareholders with more time to evaluate the Board's plans for the future. We are consulting with an investment banking firm to assist the Board in these efforts."

Puroflow also noted that Steel Partners has filed a lawsuit against the Company alleging violations of Federal securities laws. The Company believes Steel Partners' suit is without merit and simply another harassment tactic from a corporate raider.

Since 1961, Puroflow has designed and manufactured state-of-the art, precision filtration products for critical applications, including the automobile airbag business. It is a leading supplier of aftermarket products used in jet aircraft, turboshaft powered aircraft and helicopters and is a leading supplier for U.S. Space Applications.

                                    #  #  #

In compliance with the rules and regulations promulgated by the Securities and Exchange Commission, the following information is being furnished with respect to Puroflow's nominees for election as directors at the 1999 Annual Meeting of Stockholders.

1. MICHAEL H. FIGOFF. Mr. Figoff serves as the President and Chief Executive Officer of the Company, after joining the Company in November 1988. Mr. Figoff has more than 30 years of experience in the marketing and manufacture of aerospace and defense-related products. As of the date hereof, Mr. Figoff beneficially owns 365,000 shares of Puroflow common stock including the right to purchase 55,000 shares pursuant to stock options. Mr. Figoff's 365,000 shares also includes 8,000 shares owned by Mr. Figoff's wife with respect to which he disclaims beneficial ownership.

2. REUBEN M. SIWEK. Mr. Siwek serves as Chairman of the Board of Directors of the Company and as its General Counsel. He has practiced law in the state of New York for more than 48 years. Mr. Siwek beneficially owns 576,250 shares of Puroflow common stock including options to purchase 50,000 shares. Mr. Siwek's 576,250 shares

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Puroflow Incorporated
May 28, 1999
Page 3

also includes 70,000 shares owned by Mr. Siwek's wife with respect to which he disclaims beneficial ownership.

3. DR. TRACY KENT PUGMIRE. Dr. Pugmire serves as a member of the Board of Directors of the Company and on the board's audit committee. He is an independent aerospace consultant and representative. He is currently involved with design and fabrication activities on the X-33 and X-34 rocket vehicles. Dr. Pugmire beneficially owns 40,000 shares including the right to purchase 19,000 shares pursuant to stock options.

4. ROBERT A. SMITH. Mr. Smith currently serves as Vice Chairman of the Board of Directors of the Company. He also serves as President of Microsource Incorporated, a company engaged in the manufacturing of microwave signal generation equipment to the defense, telecommunications and instrument/test industries. Mr. Smith has extensive engineering, marketing and management experience in the filter industry. Mr. Smith beneficially owns 250,000 shares of Puroflow common stock including the right to purchase 40,000 shares pursuant to stock options.